Equity Bancshares, Inc. Exhibit 99.1

PRESS RELEASE

Equity Bancshares, Inc. Second Quarter Results Highlighted by Net Interest Margin Expansion

Company Completed Acquisition of NBC Oklahoma, Adding Seven Locations

WICHITA, Kansas, July 14, 2025 (BUSINESSWIRE) – Equity Bancshares, Inc. (NYSE: EQBK), (“Equity”, “the Company,” “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, reported net income of $15.3 million or $0.86 earnings per diluted share for the quarter ended June 30, 2025. Adjusting for expenses associated with our merger with NBC and the extinguishment of debt totaling $1.7 million, earnings were $0.94 per diluted share.

“Our Company continued the momentum generated in the first quarter, while actively working toward the approval and closure of our merger with NBC," said Brad S. Elliott, Chairman and CEO of Equity. “Our results reflect the extraordinary efforts of our team while positioning the Company for continued strong performance over the remainder of 2025.”

“As we enter the second half of the year, we continue to be well positioned to drive growth both organically and via strategic M&A,” Mr. Elliott continued. “Our teams are motivated and realizing the benefits of their committed efforts to our current and proforma markets and look to continue to drive our organization forward through the remainder of 2025 and beyond.”

Notable Items:

•
For the second quarter 2025, net interest margin for the quarter was 4.17%. Excluding non-recurring items from the previous quarter, this compares to 4.08%, an expansion of 9 basis points. Expansion was driven by increasing contribution of loans to average earning assets and continued positive re-pricing in the portfolio.
•
The Company realized book value per share expansion of $1.04 per share, or 3.0%. Tangible book value per share improved $1.10 per share, or 3.5%. Tangible common equity to tangible assets expanded 50 basis point during the quarter closing the period at 10.6%.
•
Loan balances closed the period at $3.60 billion, while average loan balances for the quarter were $3.63 billion, an expansion of $55.8 million or 6.2% annualized.
•
Deposit balances, excluding brokered, decreased $43.4 million driven by seasonal outflows on municipality and commercial relationships. Brokered deposits declined $127.1 million to $138.0 million, or 3.26% of total deposits
•
During the quarter realized net charge-offs were $573 thousand for the quarter ended, or 0.06% annualized. Year to date net charge-offs were $738 thousand, or 0.04% annualized. Reserves closed the quarter at 1.26% of outstanding balances, materially consistent quarter over quarter.
•
The Company announced a $0.15 dividend on outstanding common shares as of June 30, 2025. Our repurchase program remains active, with 7,500 shares purchased during the quarter at a weighted average cost of $36.46.
•
During the quarter we received final approvals for our merger with NBC Corp. of Oklahoma. The transaction officially closed on July 2, 2025, adding approximately $695.1 million in loans, $800.5 million in deposits, and new markets to the Equity Bank footprint, including Oklahoma City.

Equity Bancshares, Inc.

PRESS RELEASE

Financial Results for the Quarter Ended June 30, 2025

Net income allocable to common stockholders was $15.3 million, or $0.86 per diluted share as compared to $15.0 million, or $0.85 per diluted share in the prior quarter. The drivers of the periodic change are discussed in detail in the following sections. Excluding merger expenses and the cost to extinguish debt, totaling $1.7 million, net income was $16.7 million, or $0.94 per diluted share.

Net Interest Income

Net interest income was $49.8 million for the period, as compared to $50.3 million for the previous quarter. Adjusting the stated number for non-recurring nonaccrual reversals and excess prepayment fee realization of $2.3 million in the previous quarter, net interest income increased by $1.8 million. The improvement in earnings was driven by increased volume and coupon rates within the loan portfolio coupled with an additional day in the period.

Average interest bearing liabilities as a percentage of average interest earning assets declined to 75.5%, while total average interest earning assets increased $19.7 million as compared to the previous quarter. Coupon yield on interest earning assets increased by 7 basis points while the cost of interest bearing liabilities decreased by 1 basis points during the period. In the previous quarter the non-recurring items added 20 basis points to margin. Excluding these items margin expanded 10 basis points in the quarter from 4.07% to 4.17%.

Provision for Credit Losses

During the quarter, there was a provision of $19 thousand compared to $2.7 million in the previous quarter, while the bank realized net charge-offs of $573 thousand as compared to $165 thousand in the previous quarter. The comparatively lower provision was driven by a decline in ending loan balances during the period offset by charge-offs and the lack of meaningful change in the economic outlook. At the close of the quarter, the ratio of allowance for credit losses to gross loans held for investment was 1.26%, unchanged from the previous quarter.

The Company continues to estimate the allowance for credit loss with assumptions that anticipate slower prepayment rates and continued market disruption caused by trade policy, elevated inflation, supply chain issues and the impact of monetary policy on consumers and businesses.

Non-Interest Income

Total non-interest income was $8.6 million for the quarter, as compared to $10.3 million linked quarter. The previous quarter includes a $2.2 million death benefit on a bank owned life insurance policy. Excluding this periodic change, non-interest income was up $459 thousand in the quarter attributable to improving trends in service revenues including treasury, debit card, credit card, mortgage and trust and wealth management..

Non-Interest Expense

Total non-interest expense for the quarter was $40.0 million as compared to $39.1 million for the previous quarter. The comparative increase during the period was driven by expenses associated with our merger with NBC and the costs to extinguish our subordinated debt. Excluding these items, non-interest expense decreased $699 thousand during the quarter, or 1.8%

Income Tax Expense

At June 30, 2025, the effective tax rate for the quarter was 16.9% as compared to a rate of 20.2% for the quarter ended March 31, 2025.

Equity Bancshares, Inc.

PRESS RELEASE

The decrease in the quarter over quarter tax rate was the result of the receipt of interest income included in income tax expense in the current quarter related to federal carryback claims filed by the Company in addition to tax benefits related to an investment in a new tax credit structure in the current quarter which were partially offset by non-recurring benefits recognized in the prior quarter related to stock compensation.

Loans, Total Assets and Funding

Loans held for investment were $3.6 billion at period end, decreasing $30.9 million during the quarter. Total assets were $5.4 billion, decreasing $72 million during the quarter.

Excluding brokered deposit balances, total deposits were down $43.4 million during the quarter. Including brokered balances, total deposits were $4.2 billion as of the end of the period, decreasing $170.4 million from the previous quarter end. Of the total deposit balance, non-interest-bearing accounts comprise approximately 21.6%. Total Federal Home Loan Bank borrowings were $383.7 million as of the end of the quarter, up $146.9 million from previous quarter end. The increase in borrowings offsets the decline in brokered funding. Wholesale balances in total declined $127.1 million during the period.

Asset Quality

Nonperforming assets were $45.7 million, or 0.9% of total assets, compared to $27.9 million as of the end of the previous quarter, or 0.5% of total assets. Non-accrual loans were $42.6 million, as compared to $24.2 million at the end of the previous quarter. Total classified assets, including loans rated special mention or worse, other real estate owned, excluding previous branch locations, and other repossessed assets were $71.0 million, or 11.4% of regulatory capital, up from $63.9 million, or 10.2% of regulatory capital as of the end of the previous quarter.

Capital

Quarter over quarter, book capital increased $18.3 million to $635.6 million. Tangible book value and Tangible book value per share closed the quarter at $563.8 million and $32.17, up from $31.07 for the previous quarter. The increase in capital is primarily due to earnings and an improvement in the unrealized loss position on our bond portfolio as accumulated other comprehensive income improved $15.3 million.

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 15.0%, the total capital to risk-weighted assets was 16.8% and the total leverage ratio was 12.1% at June 30, 2025. At March 31, 2025, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 14.7%, the total capital to risk-weighted assets ratio was 18.3% and the total leverage ratio was 11.8%.

Equity Bank's ratio of common equity tier 1 capital to risk-weighted assets was 14.4%, total capital to risk-weighted assets was 15.6% and the total leverage ratio was 11.1% at June 30, 2025. At March 31, 2025, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 14.4%, the ratio of total capital to risk-weighted assets was 15.6% and the total leverage ratio was 11.1%.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

Equity Bancshares, Inc.

PRESS RELEASE

The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended. To improve the comparability of the ratio to our peers, non-core items are excluded. To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Core income calculations are a non-GAAP measure that management believes is an effective alternative measure of how efficiently the company utilizes its asset base. Core income is calculated by adjusting GAAP income by non-core gains and losses and excluding non-core expenses, net of tax, as outlined in the table below. We calculate (a) core net income (loss) allocable to common stockholders plus merger expenses, tax effected non-core items, goodwill impairment and BOLI tax adjustment, less gain (loss) from securities transactions; (b) adjusted operating net income as net income (loss) allocable to common stockholders plus adjusted non-core items, tax effected non-core items and BOLI tax adjustments

Core return on average assets before income tax provision and provision for loan losses is a measure that the Company uses to understand fundamental operating performance before these expenses. Used as a ratio relative to average assets, we believe it demonstrates “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base. Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Core return on average equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate by taking core net income allocable to common stockholders divided by a simple average of net income and core net income plus average stockholders' equity. For return on average equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

Core earnings per share is a non-GAAP financial measures we calculate by taking GAAP net income less non-core impacts to net income to arrive at core net income and core diluted earnings per share. This financial measure is used by financial statement users to evaluate the core financial performance of the Company

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their non-GAAP financial measures and supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 6 in the following press release tables.

Conference Call and Webcast

Equity’s Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Chris Navratil, will hold a conference call and webcast to discuss second quarter results on Tuesday, July 15, 2025, at 10 a.m. eastern time or 9 a.m. central time.

Those wishing to participate in the conference call should call the applicable number below and reference the Access Code below.

United States (Local): +1 404 975 4839

Equity Bancshares, Inc.

PRESS RELEASE

United States (Toll-Free): +1 833 470 1428

Global Dial-In Numbers

Access Code: 107245

To eliminate wait times, conference call participants may pre-register using this registration link. After registering, a confirmation with access details will be sent via email.

A replay of the call and webcast will be available two hours following the close of the call until July 22, 2025, accessible at investor.equitybank.com. Webcast URL: https://events.q4inc.com/attendee/633039320

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the New York Stock Exchange. under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “positioned,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; the possibility that the expected benefits related to the proposed transaction with NBC Corp. of Oklahoma (“NBC”) may not materialize as expected; the proposed transaction not being timely completed, if completed at all; prior to the completion of the proposed transaction, the business of NBC experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities, difficulty retaining key employees; the ability to obtain regulatory approval of the NBC transactions; and the ability to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2025, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity

Equity Bancshares, Inc.

PRESS RELEASE

does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Brian J. Katzfey

VP, Director of Corporate Development and Investor Relations

Equity Bancshares, Inc.

(316) 858-3128

bkatzfey@equitybank.com

Media Contact:

Russell Colburn

Public Relations and Communication Manager

Equity Bancshares, Inc.

(913) 583-8011

rcolburn@equitybank.com

Equity Bancshares, Inc.

PRESS RELEASE

Unaudited Financial Tables

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Table 1. Consolidated Statements of Income
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Table 2. Quarterly Consolidated Statements of Income
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Table 3. Consolidated Balance Sheets
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Table 4. Selected Financial Highlights
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Table 5. Year-To-Date Net Interest Income Analysis
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Table 6. Quarter-To-Date Net Interest Income Analysis
•
Table 7. Quarter-Over-Quarter Net Interest Income Analysis
•
Table 8. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 1. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	Three Months Ended June 30,		Six Months ended June 30,
	2025	2024	2025	2024
Interest and dividend income
Loans, including fees	$62,868	$61,518	$125,865	$120,347
Securities, taxable	8,821	10,176	17,935	20,053
Securities, nontaxable	358	401	735	792
Federal funds sold and other	2,140	3,037	4,336	5,707
Total interest and dividend income	74,187	75,132	148,871	146,899
Interest expense
Deposits	20,090	22,662	39,467	45,517
Federal funds purchased and retail repurchase agreements	219	306	467	632
Federal Home Loan Bank advances	2,224	3,789	5,140	4,933
Federal Reserve Bank borrowings	—	—	—	1,361
Subordinated debt	1,852	1,899	3,703	3,798
Total interest expense	24,385	28,656	48,777	56,241

Net interest income	49,802	46,476	100,094	90,658
Provision (reversal) for credit losses	19	265	2,741	1,265
Net interest income after provision (reversal) for credit losses	49,783	46,211	97,353	89,393
Non-interest income
Service charges and fees	2,177	2,541	4,241	5,110
Debit card income	3,052	2,621	5,556	5,068
Mortgage banking	212	245	318	433
Increase in value of bank-owned life insurance	1,321	911	4,914	1,739
Net gain on acquisition and branch sales	—	60	—	1,300
Net gains (losses) from securities transactions	12	(27)	24	16
Other	1,815	2,607	3,866	7,023
Total non-interest income	8,589	8,958	18,919	20,689
Non-interest expense
Salaries and employee benefits	19,735	17,827	39,689	35,924
Net occupancy and equipment	3,482	3,787	7,157	7,322
Data processing	5,055	5,036	10,141	9,864
Professional fees	1,361	1,778	2,888	3,170
Advertising and business development	1,208	1,291	2,552	2,529
Telecommunications	588	572	1,175	1,227
FDIC insurance	464	590	1,094	1,161
Courier and postage	834	620	1,633	1,226
Free nationwide ATM cost	547	531	1,060	1,025
Amortization of core deposit intangibles	1,016	1,218	2,061	2,117
Loan expense	281	195	410	304
Other real estate owned and repossessed assets, net	103	50	204	9
Loss on debt extinguishment	1,361	—	1,361	—
Merger expenses	355	2,287	421	3,843
Other	3,611	3,089	7,205	6,302
Total non-interest expense	40,001	38,871	79,051	76,023
Income (loss) before income tax	18,371	16,298	37,221	34,059
Provision for income taxes (benefit)	3,107	4,582	6,916	8,275
Net income (loss) and net income (loss) allocable to common stockholders	$15,264	$11,716	$30,305	$25,784
Basic earnings (loss) per share	$0.87	$0.77	$1.73	$1.68

Equity Bancshares, Inc.

PRESS RELEASE

Diluted earnings (loss) per share	$0.86	$0.76	$1.72	$1.67
Weighted average common shares	17,524,296	15,248,703	17,503,735	15,337,206
Weighted average diluted common shares	17,651,298	15,377,980	17,654,211	15,473,386

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Interest and dividend income
Loans, including fees	$62,868	$62,997	$63,379	$62,089	$61,518
Securities, taxable	8,821	9,114	9,229	9,809	10,176
Securities, nontaxable	358	377	387	400	401
Federal funds sold and other	2,140	2,196	1,984	2,667	3,037
Total interest and dividend income	74,187	74,684	74,979	74,965	75,132
Interest expense
Deposits	20,090	19,377	21,213	23,679	22,662
Federal funds purchased and retail repurchase agreements	219	248	258	261	306
Federal Home Loan Bank advances	2,224	2,916	2,158	3,089	3,789
Subordinated debt	1,852	1,851	1,877	1,905	1,899
Total interest expense	24,385	24,392	25,506	28,934	28,656

Net interest income	49,802	50,292	49,473	46,031	46,476
Provision (reversal) for credit losses	19	2,722	98	1,183	265
Net interest income after provision (reversal) for credit losses	49,783	47,570	49,375	44,848	46,211
Non-interest income
Service charges and fees	2,177	2,064	2,296	2,424	2,541
Debit card income	3,052	2,504	2,513	2,665	2,621
Mortgage banking	212	106	141	287	245
Increase in value of bank-owned life insurance	1,321	3,593	1,883	1,344	911
Net gain on acquisition and branch sales	—	—	—	831	60
Net gains (losses) from securities transactions	12	12	(2)	206	(27)
Other	1,815	2,051	1,985	1,560	2,607
Total non-interest income	8,589	10,330	8,816	9,317	8,958
Non-interest expense
Salaries and employee benefits	19,735	19,954	18,368	18,494	17,827
Net occupancy and equipment	3,482	3,675	3,571	3,478	3,787
Data processing	5,055	5,086	4,988	5,152	5,036
Professional fees	1,361	1,527	1,846	1,487	1,778
Advertising and business development	1,208	1,344	1,469	1,368	1,291
Telecommunications	588	587	614	660	572
FDIC insurance	464	630	662	660	590
Courier and postage	834	799	687	686	620
Free nationwide ATM cost	547	513	558	544	531
Amortization of core deposit intangibles	1,016	1,045	1,060	1,112	1,218
Loan expense	281	129	154	143	195
Other real estate owned and repossessed assets, net	103	101	133	(7,667)	50
Loss on debt extinguishment	1,361	—	—	—	—
Merger expenses	355	66	—	618	2,287
Other	3,611	3,594	3,696	3,593	3,089
Total non-interest expense	40,001	39,050	37,806	30,328	38,871
Income (loss) before income tax	18,371	18,850	20,385	23,837	16,298
Provision for income taxes (benefit)	3,107	3,809	3,399	3,986	4,582
Net income (loss) and net income (loss) allocable to common stockholders	$15,264	$15,041	$16,986	$19,851	$11,716
Basic earnings (loss) per share	$0.87	$0.86	$1.06	$1.30	$0.77

Equity Bancshares, Inc.

PRESS RELEASE

Diluted earnings (loss) per share	$0.86	$0.85	$1.04	$1.28	$0.76
Weighted average common shares	17,524,296	17,490,062	16,020,938	15,258,822	15,248,703
Weighted average diluted common shares	17,651,298	17,666,834	16,262,965	15,451,545	15,377,980

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
ASSETS
Cash and due from banks	$365,957	$431,131	$383,503	$217,681	$244,321
Federal funds sold	247	251	244	17,802	15,945
Cash and cash equivalents	366,204	431,382	383,747	235,483	260,266
Available-for-sale securities	973,402	950,453	1,004,455	1,041,000	1,042,176
Held-to-maturity securities	5,236	5,226	5,217	5,408	5,226
Loans held for sale	217	338	513	901	1,959
Loans, net of allowance for credit losses(1)	3,555,458	3,585,804	3,457,549	3,557,435	3,410,920
Other real estate owned, net	4,621	4,464	4,773	2,786	2,989
Premises and equipment, net	117,533	117,041	117,132	117,013	114,264
Bank-owned life insurance	133,638	132,317	133,032	131,670	130,326
Federal Reserve Bank and Federal Home Loan Bank stock	34,835	31,960	27,875	34,429	33,171
Interest receivable	26,243	26,791	28,913	28,398	27,381
Goodwill	53,101	53,101	53,101	53,101	53,101
Core deposit intangibles, net	12,908	13,924	14,969	16,029	16,636
Other	90,441	93,299	100,771	131,580	147,102
Total assets	$5,373,837	$5,446,100	$5,332,047	$5,355,233	$5,245,517
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$912,898	$949,791	$954,065	$967,858	$984,872
Total non-interest-bearing deposits	912,898	949,791	954,065	967,858	984,872
Demand, savings and money market	2,494,285	2,614,110	2,684,197	2,468,956	2,560,091
Time	827,735	841,463	736,527	926,130	796,474
Total interest-bearing deposits	3,322,020	3,455,573	3,420,724	3,395,086	3,356,565
Total deposits	4,234,918	4,405,364	4,374,789	4,362,944	4,341,437
Federal funds purchased and retail repurchase agreements	36,420	36,772	37,246	38,196	38,031
Federal Home Loan Bank advances and Federal Reserve Bank borrowings	383,676	236,734	178,073	295,997	250,306
Subordinated debt	24,125	97,620	97,477	97,336	97,196
Contractual obligations	17,289	9,398	12,067	19,683	23,770
Interest payable and other liabilities	41,773	42,888	39,477	37,039	33,342
Total liabilities	4,738,201	4,828,776	4,739,129	4,851,195	4,784,082
Commitments and contingent liabilities
Stockholders’ equity
Common stock	231	231	230	209	208
Additional paid-in capital	587,547	586,251	584,424	494,763	491,709
Retained earnings	219,876	207,282	194,920	180,588	163,068
Accumulated other comprehensive income (loss), net of tax	(40,269)	(44,965)	(55,181)	(40,012)	(62,005)
Treasury stock	(131,749)	(131,475)	(131,475)	(131,510)	(131,545)
Total stockholders’ equity	635,636	617,324	592,918	504,038	461,435
Total liabilities and stockholders’ equity	$5,373,837	$5,446,100	$5,332,047	$5,355,233	$5,245,517

(1) Allowance for credit losses	$45,270	$45,824	$43,267	$43,490	$43,487

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Loans Held For Investment by Type
Commercial real estate	$1,854,294	$1,863,200	$1,830,514	$1,916,863	$1,793,544
Commercial and industrial	753,339	762,906	658,865	670,665	663,718
Residential real estate	565,755	563,954	566,766	567,063	572,523
Agricultural real estate	226,125	260,683	267,248	259,587	219,226
Agricultural	94,981	94,199	87,339	89,529	104,342
Consumer	106,234	86,686	90,084	97,218	101,054
Total loans held-for-investment	3,600,728	3,631,628	3,500,816	3,600,925	3,454,407
Allowance for credit losses	(45,270)	(45,824)	(43,267)	(43,490)	(43,487)
Net loans held for investment	$3,555,458	$3,585,804	$3,457,549	$3,557,435	$3,410,920

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.26%	1.26%	1.24%	1.21%	1.26%
Past due or nonaccrual loans to total loans	1.65%	1.17%	1.14%	1.17%	1.15%
Nonperforming assets to total assets	0.85%	0.51%	0.65%	0.60%	0.52%
Nonperforming assets to total loans plus other real estate owned	1.27%	0.77%	0.99%	0.90%	0.79%
Classified assets to bank total regulatory capital	11.39%	10.24%	12.00%	8.32%	8.47%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$961,869	$993,836	$1,012,698	$1,055,833	$1,065,979
Total gross loans receivable	3,630,981	3,575,230	3,525,765	3,475,885	3,459,476
Interest-earning assets	4,791,664	4,771,972	4,716,295	4,731,927	4,745,713
Total assets	5,206,950	5,212,417	5,163,166	5,205,017	5,196,259
Interest-bearing deposits	3,264,599	3,221,130	3,280,592	3,309,202	3,275,765
Borrowings	350,747	418,138	340,042	395,190	450,178
Total interest-bearing liabilities	3,615,346	3,639,268	3,620,634	3,704,392	3,725,943
Total deposits	4,183,473	4,143,151	4,243,159	4,275,424	4,250,843
Total liabilities	4,579,847	4,606,500	4,629,939	4,719,549	4,740,937
Total stockholders' equity	627,103	605,917	533,227	485,468	455,322
Tangible common equity*	554,697	533,528	463,657	414,644	383,899

Performance ratios
Return on average assets (ROAA) annualized	1.18%	1.17%	1.31%	1.52%	0.91%
Return on average equity (ROAE) annualized	9.76%	10.07%	12.67%	16.27%	10.35%
Return on average tangible common equity (ROATCE) annualized*	11.69%	12.12%	15.30%	19.92%	13.31%
Core return on average tangible common equity*	12.64%	12.14%	15.29%	19.58%	16.89%
Yield on loans annualized	6.94%	7.15%	7.15%	7.11%	7.15%
Cost of interest-bearing deposits annualized	2.47%	2.44%	2.57%	2.85%	2.78%
Cost of total deposits annualized	1.93%	1.90%	1.99%	2.20%	2.14%
Net interest margin annualized	4.17%	4.27%	4.17%	3.87%	3.94%
Efficiency ratio*	63.62%	62.43%	63.02%	52.59%	63.77%
Non-interest income / average assets	0.66%	0.80%	0.68%	0.71%	0.69%
Non-interest expense / average assets	3.08%	3.04%	2.91%	2.32%	3.01%
Dividend payout ratio	17.49%	17.81%	15.62%	11.74%	15.79%
Performance ratios - Core
Core earnings per diluted share*	$0.99	$0.90	$1.10	$1.32	$1.05
Core return on average assets*	1.35%	1.24%	1.37%	1.56%	1.25%
Core return on average equity*	11.18%	10.69%	13.29%	16.73%	14.25%
Core non-interest expense / average assets*	2.86%	2.94%	2.83%	2.18%	2.73%

Equity Bancshares, Inc.

PRESS RELEASE

Capital Ratios
Tier 1 Leverage Ratio	12.07%	11.76%	11.67%	9.55%	9.14%
Common Equity Tier 1 Capital Ratio	15.07%	14.70%	14.51%	11.37%	11.12%
Tier 1 Risk Based Capital Ratio	15.67%	15.30%	15.11%	11.94%	11.70%
Total Risk Based Capital Ratio	16.84%	18.32%	18.07%	14.78%	14.61%
Total stockholders' equity to total assets	11.83%	11.34%	11.12%	9.41%	8.80%
Tangible common equity to tangible assets*	10.63%	10.13%	9.95%	8.21%	7.55%
Book value per common share	$36.27	$35.23	$34.04	$32.97	$30.36
Tangible book value per common share*	$32.17	$31.07	$30.07	$28.38	$25.70
Tangible book value per diluted common share*	$31.89	$30.80	$29.70	$28.00	$25.44

* The value noted is considered a Non-GAAP financial measure. For a reconciliation of Non-GAAP financial measures, see Table 8. Non-GAAP Financial Measures.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the Six Months Ended			For the Six Months Ended
	June 30, 2025			June 30, 2024
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$716,978	$28,244	7.94%	$634,879	$25,194	7.98%
Commercial real estate	1,417,625	49,635	7.06%	1,425,143	49,142	6.93%
Real estate construction	459,915	17,919	7.86%	378,815	16,618	8.82%
Residential real estate	566,198	13,588	4.84%	580,382	13,024	4.51%
Agricultural real estate	261,006	9,988	7.72%	201,520	7,412	7.40%
Agricultural	89,244	3,398	7.68%	129,167	5,493	8.55%
Consumer	92,293	3,093	6.76%	106,107	3,464	6.57%
Total loans	3,603,259	125,865	7.04%	3,456,013	120,347	7.00%
Securities
Taxable securities	922,597	17,935	3.92%	1,008,742	20,053	4.00%
Nontaxable securities	55,167	735	2.69%	61,298	792	2.60%
Total securities	977,764	18,670	3.85%	1,070,040	20,845	3.92%
Federal funds sold and other	200,849	4,336	4.35%	217,902	5,707	5.27%
Total interest-earning assets	$4,781,872	$148,871	6.28%	$4,743,955	146,899	6.23%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,500,379	$26,759	2.16%	$2,525,710	31,605	2.52%
Time deposits	742,606	12,708	3.45%	772,126	13,912	3.62%
Total interest-bearing deposits	3,242,985	39,467	2.45%	3,297,836	45,517	2.78%
FHLB advances	242,127	5,140	4.28%	208,160	4,933	4.77%
Other borrowings	142,130	4,170	5.92%	212,013	5,791	5.48%
Total interest-bearing liabilities	$3,627,242	$48,777	2.71%	$3,718,009	56,241	3.04%

Net interest income		$100,094			$90,658
Interest rate spread			3.57%			3.19%

Net interest margin (2)			4.22%			3.84%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	June 30, 2025			June 30, 2024
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$743,538	$13,922	7.51%	$635,123	$12,782	8.09%
Commercial real estate	1,411,211	25,042	7.12%	1,401,109	24,541	7.04%
Real estate construction	461,898	9,117	7.92%	402,831	8,843	8.83%
Residential real estate	566,719	6,873	4.86%	580,338	6,563	4.55%
Agricultural real estate	257,947	4,574	7.11%	206,018	3,944	7.70%
Agricultural	93,539	1,732	7.43%	127,298	3,102	9.80%
Consumer	96,129	1,608	6.71%	106,759	1,743	6.57%
Total loans	3,630,981	62,868	6.94%	3,459,476	61,518	7.15%
Securities
Taxable securities	908,331	8,821	3.89%	1,006,018	10,176	4.07%
Nontaxable securities	53,538	358	2.68%	59,961	401	2.70%
Total securities	961,869	9,179	3.83%	1,065,979	10,577	3.99%
Federal funds sold and other	198,814	2,140	4.32%	220,258	3,037	5.54%
Total interest-earning assets	$4,791,664	74,187	6.21%	$4,745,713	75,132	6.37%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,473,274	13,177	2.14%	$2,530,899	15,946	2.53%
Time deposits	791,325	6,913	3.50%	744,866	6,716	3.63%
Total interest-bearing deposits	3,264,599	20,090	2.47%	3,275,765	22,662	2.78%
FHLB advances	210,224	2,224	4.24%	302,972	3,789	5.03%
Other borrowings	140,523	2,071	5.91%	147,206	2,205	6.03%
Total interest-bearing liabilities	$3,615,346	24,385	2.71%	$3,725,943	28,656	3.09%

Net interest income		$49,802			$46,476
Interest rate spread			3.50%			3.28%

Net interest margin (2)			4.17%			3.94%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	June 30, 2025			March 31, 2025
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$743,538	$13,922	7.51%	$690,124	$14,322	8.42%
Commercial real estate	1,411,211	25,042	7.12%	1,424,110	24,591	7.00%
Real estate construction	461,898	9,117	7.92%	457,910	8,802	7.80%
Residential real estate	566,719	6,873	4.86%	565,672	6,715	4.81%
Agricultural real estate	257,947	4,574	7.11%	264,100	5,415	8.32%
Agricultural	93,539	1,732	7.43%	84,901	1,667	7.96%
Consumer	96,129	1,608	6.71%	88,413	1,485	6.81%
Total loans	3,630,981	62,868	6.94%	3,575,230	62,997	7.15%
Securities
Taxable securities	908,331	8,821	3.89%	937,021	9,114	3.94%
Nontaxable securities	53,538	358	2.68%	56,815	377	2.69%
Total securities	961,869	9,179	3.83%	993,836	9,491	3.87%
Federal funds sold and other	198,814	2,140	4.32%	202,906	2,196	4.39%
Total interest-earning assets	$4,791,664	74,187	6.21%	$4,771,972	74,684	6.35%
Interest-bearing liabilities
Demand savings and money market deposits	$2,473,274	13,177	2.14%	$2,527,784	13,581	2.18%
Time deposits	791,325	6,913	3.50%	693,346	5,796	3.39%
Total interest-bearing deposits	3,264,599	20,090	2.47%	3,221,130	19,377	2.44%
FHLB advances	210,224	2,224	4.24%	274,385	2,916	4.31%
Other borrowings	140,523	2,071	5.91%	143,753	2,099	5.92%
Total interest-bearing liabilities	$3,615,346	24,385	2.71%	$3,639,268	24,392	2.72%

Net interest income		$49,802			$50,292
Interest rate spread			3.50%			3.63%

Net interest margin (2)			4.17%			4.27%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024

Total stockholders' equity	$635,636	$617,324	$592,918	$504,038	$461,435
Goodwill	(53,101)	(53,101)	(53,101)	(53,101)	(53,101)
Core deposit intangibles, net	(12,908)	(13,924)	(14,969)	(16,029)	(16,636)
Mortgage servicing rights, net	—	—	—	—	(25)
Naming rights, net	(5,852)	(5,926)	(957)	(968)	(979)
Tangible common equity	$563,775	$544,373	$523,891	$433,940	$390,694
Common shares outstanding at period end	17,527,191	17,522,994	17,419,858	15,288,309	15,200,194
Diluted common shares outstanding at period end	17,680,489	17,673,132	17,636,843	15,497,466	15,358,396
Book value per common share	$36.27	$35.23	$34.04	$32.97	$30.36
Tangible book value per common share	$32.17	$31.07	$30.07	$28.38	$25.70
Tangible book value per diluted common share	$31.89	$30.80	$29.70	$28.00	$25.44

Total assets	$5,373,837	$5,446,100	$5,332,047	$5,355,233	$5,245,517
Goodwill	(53,101)	(53,101)	(53,101)	(53,101)	(53,101)
Core deposit intangibles, net	(12,908)	(13,924)	(14,969)	(16,029)	(16,636)
Mortgage servicing rights, net	—	—	—	—	(25)
Naming rights, net	(5,852)	(5,926)	(957)	(968)	(979)
Tangible assets	$5,301,976	$5,373,149	$5,263,020	$5,285,135	$5,174,776
Total stockholders' equity to total assets	11.83%	11.34%	11.12%	9.41%	8.80%
Tangible common equity to tangible assets	10.63%	10.13%	9.95%	8.21%	7.55%

Total average stockholders' equity	$627,103	$605,917	$533,227	$485,468	$455,322
Average intangible assets	(72,406)	(72,389)	(69,570)	(70,824)	(71,423)
Average tangible common equity	$554,697	$533,528	$463,657	$414,644	$383,899
Net income (loss) allocable to common stockholders	$15,264	$15,041	$16,986	$19,851	$11,716
Net gain on acquisition	—	—	—	(831)	(60)
Net gain (loss) on securities transactions	(12)	(12)	2	(206)	27
Merger expenses	355	66	—	618	2,287
Loss on debt extinguishment	1,361	—	—	—	—
BOLI tax expense	—	—	—	—	1,730
Amortization of intangible assets	1,145	1,144	1,071	1,148	1,254
Tax effect of adjustments	(598)	(252)	(225)	(153)	(737)
Core net income (loss) allocable to common stockholders	$17,515	$15,987	$17,834	$20,427	$16,217
Return on total average stockholders' equity (ROAE) annualized	9.76%	10.07%	12.67%	16.27%	10.35%
Average tangible common equity	$554,697	$533,528	$463,657	$414,644	$383,899
Average impact from core earnings adjustments	1,126	473	424	288	2,251
Core average tangible common equity	$555,823	$534,001	$464,081	$414,932	$386,150
Return on average tangible common equity (ROATCE) annualized	11.69%	12.12%	15.30%	19.92%	13.31%
Core return on average tangible common equity (CROATCE) annualized	12.64%	12.14%	15.29%	19.58%	16.89%

Equity Bancshares, Inc.

PRESS RELEASE

Non-interest expense	$40,001	$39,050	$37,806	$30,328	$38,871
Merger expense	(355)	(66)	—	(618)	(2,287)
Amortization of intangible assets	(1,145)	(1,144)	(1,071)	(1,148)	(1,254)
Loss on debt extinguishment	(1,361)	—	—	—	—
Adjusted non-interest expense	$37,140	$37,840	$36,735	$28,562	$35,330
Net interest income	$49,802	$50,292	$49,473	$46,031	$46,476
Non-interest income	8,589	10,330	8,816	9,317	8,958
Net gain on acquisition and branch sales	—	—	—	(831)	(60)
Net gains (losses) from securities transactions	(12)	(12)	2	(206)	27
Adjusted non-interest income	$8,577	$10,318	$8,818	$8,280	$8,925
Net interest income plus adjusted non-interest income	$58,379	$60,610	$58,291	$54,311	$55,401
Non-interest expense to net interest income plus non-interest income	68.51%	64.42%	64.86%	54.80%	70.12%
Efficiency ratio	63.62%	62.43%	63.02%	52.59%	63.77%
Total average assets	5,206,950	5,212,417	5,163,166	5,205,017	5,196,259
Core non-interest expense to average assets	2.86%	2.94%	2.83%	2.18%	2.73%

Net income (loss) allocable to common stockholders	$15,264	$15,041	$16,986	$19,851	$11,716
Amortization of intangible assets	1,145	1,144	1,071	1,148	1,254
Tax effect of adjustments	(240)	(240)	(225)	(241)	(263)
Adjusted net income allocable to common stockholders	16,169	15,945	17,832	20,758	12,707
Net gain on acquisition	—	—	—	(831)	(60)
Net gain (loss) on securities transactions	(12)	(12)	2	(206)	27
Merger expenses	355	66	—	618	2,287
Loss on debt extinguishment	1,361	—	—	—	—
BOLI tax expense	—	—	—	—	1,730
Tax effect of adjustments	(358)	(12)	—	88	(474)
Core net income (loss) allocable to common stockholders	$17,515	$15,987	$17,834	$20,427	$16,217
Total average assets	$5,206,950	$5,212,417	$5,163,166	$5,205,017	$5,196,259
Total average stockholders' equity	$627,103	$605,917	$533,227	$485,468	$455,322
Weighted average diluted common shares	17,651,298	17,666,834	16,262,965	15,451,545	15,377,980
Diluted earnings (loss) per share	$0.86	$0.85	$1.04	$1.28	$0.76
Core earnings per diluted share	$0.99	$0.90	$1.10	$1.32	$1.05
Return on average assets (ROAA) annualized	1.18%	1.17%	1.31%	1.52%	0.91%
Core return on average assets	1.35%	1.24%	1.37%	1.56%	1.25%
Return on average equity	9.76%	10.07%	12.67%	16.27%	10.35%
Core return on average equity	11.18%	10.69%	13.29%	16.73%	14.25%